UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On March 29, 2012, Cleco Power LLC (“Cleco Power”), a wholly owned subsidiary of Cleco Corporation, filed a request with the Federal Energy Regulatory Commission (“FERC”) for revisions to its Open Access Transmission Tariff (“OATT”). The revisions are proposed to allow adoption of a formula rate methodology for transmission delivery and ancillary services provided by Cleco Power under the OATT and the existing bilateral Electric System Interconnection Agreements that preceded the OATT. The new formula rates also will permit recovery of Cleco Power's FERC-jurisdictional investments in transmission and other assets placed in service since the existing rates were established.
The proposed rates subject to this filing are expected to be placed in effect, subject to refund, as early as the third quarter of 2012. At this time, Cleco Power anticipates settlement of this rate proceeding in the latter half of 2013. If approved by the FERC as filed, based on historical usage by wholesale users of the transmission system, the new formula is expected to ultimately increase base revenues by approximately $9 million annually.
This Current Report contains forward-looking statements about future results and circumstances. There are many risks and uncertainties with respect to such forward-looking statements, including the risks and uncertainties more fully described in the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Actual results may differ materially from those indicated in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: March 29, 2012	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO POWER LLC

Date: March 29, 2012	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer